Fidelity Bond Premium Allocations

	Gross Assets
	(in millions	Percentage	Premium
	000,000 omitted)	Allocation	Allocation
Calvert Absolute Return Bond Fund	200.8	0.91%	$376.22
Calvert Emerging Markets Advancement Fund	29.0	0.13%	$53.75
Calvert Growth Allocation Fund	178.8	0.81%	$334.88
Calvert Balanced Fund	872.8	3.95%	$1,633.05
Calvert Bond Fund	1,759.2	7.96%	$3,290.90
Calvert Conservative Allocation Fund	228.0	1.03%	$425.83
Calvert Emerging Markets Equity Fund	2,671.4	12.08%	$4,994.23
Calvert Equity Fund	3,766.0	17.04%	$7,044.85
Calvert Floating-Rate Advantage Fund	65.5	0.30%	$124.03
Calvert Global Energy Solutions Fund	90.4	0.41%	$169.51
Calvert Global Water Fund	445.3	2.01%	$830.99
Calvert Green Bond Fund	418.4	1.89%	$781.38
Calvert High Yield Bond Fund	223.2	1.01%	$417.56
Calvert Income Fund	575.4	2.60%	$1,074.92
Calvert International Equity Fund	300.9	1.36%	$562.26
Calvert International Opportunities Fund	394.2	1.78%	$735.91
Calvert International Responsible Index Fund	163.5	0.74%	$305.94
Calvert Long-Term Income Fund	81.0	0.37%	$152.97
Calvert Mid-Cap Fund	230.7	1.04%	$429.97
Calvert Moderate Allocation Fund	348.6	1.58%	$653.22
Calvert Responsible Municipal Income Fund	185.1	0.84%	$347.28
Calvert Short Duration Income Fund	1,748.8	7.91%	$3,270.23
Calvert Small-Cap Fund	861.8	3.90%	$1,612.38
Calvert Ultra-Short Duration Income Fund	988.1	4.47%	$1,848.03
Calvert US Large-Cap Core Responsible Index Fund	2,191.5	9.91%	$4,097.09
Calvert US Large-Cap Growth Responsible Index Fund	105.9	0.48%	$198.45
Calvert US Large-Cap Value Responsible Index Fund	519.7	2.35%	$971.56

Calvert US Mid-Cap Core Responsible Index Fund	71.2	0.32%	$132.30
Calvert VP EAFE International Index Portfolio	128.8	0.58%	$239.79
Calvert VP Investment Grade Bond Index Portfolio	141.3	0.64%	$264.60
Calvert VP NASDAQ 100 Index Portfolio	181.9	0.82%	$339.01
Calvert VP Russell 2000 Small Cap Index Portfolio	197.5	0.89%	$367.95
Calvert VP S&P 500 Index Portfolio	459.5	2.08%	$859.93
Calvert VP S&P MidCap 400 Index Portfolio	531.3	2.40%	$992.23
Calvert VP SRI Balanced Portfolio	367.3	1.66%	$686.29
Calvert VP SRI Mid Cap Portfolio	36.0	0.16%	$66.15
Calvert VP Volatility Managed Growth Portfolio	151.5	0.69%	$285.27
Calvert VP Volatility Managed Moderate Growth Portfolio	89.2	0.40%	$165.37
Calvert VP Volatility Managed Moderate Portfolio	110.1	0.50%	$206.72
Totals	$ 22,109.60	100.00%	$41,343.00

	Total Fund Allocations	$41,343.00